UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 2, 2010

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey 07030
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 1-800-689-3939

405 Trimmer Road, Suite 100, Califon, NJ 07830
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2010, we entered into a consulting agreement with Tom Skarpelos to provide certain corporate services to our company in consideration for a consulting fee of $15,000 per month. The term of the agreement is for one year.

On September 1, 2010, we entered into an independent contractor agreement with David L. Tousley, one of our board of directors to provide certain services to our company. Pursuant to the agreement, Mr. Tousley agreed to perform such duties as are regularly and customarily performed by the Chief Financial Officer of a corporation in consideration for, among other things, $100,000 per annum. Mr. Tousley is also eligible to receive an annual bonus of 50% of his annual fees and a stock option award of 200,000 options at the end of each year at the discretion of the board of directors. The term of the agreement is two years from September 1, 2010, unless both parties agree to extend. Either party may terminate the agreement by giving six months notice plus two months for every year of engagement of the contractor, up to 12 months.

On September 15, 2010 we entered into a sublease agreement with Genesis Research LLC, to provide executive offices to our company, in Hoboken, New Jersey, at a rent of $2,500 per month plus utilities. The lease is for a one year period. The offices at 50 Harrison Street, Suite 315A, Hoboken, New Jersey 07030 will be our new corporate headquarters.

Item 3.02 Unregistered Sales of Equity Securities.

On September 1, 2010 we issued a 200,000 stock options exercisable at $3.45 per option to one of our executive officers. The options expire five years from the date of grant and are subject to vesting provisions.

We issued the securities to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these securities to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2010 we appointed David Tousley as our Chief Financial Officer. Harvey Lalach will act as our President and Chief Operating Officer.

Item 8.01 Other Events

On August 27, 2010, we adopted an insider trading policy to provide guidelines to employees, officers and directors of our company with respect to trading in our company’s securities. We are attaching a copy of the insider trading policy as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits

10.1	Consulting Agreement dated August 2, 2010 with Tom Skarpelos

10.2	Independent Contractor Agreement dated September 1, 2010 with David Tousley

10.3	Sublease Contract with Genesis Research LLC dated September 15, 2010

99.1	Insider Trading Policy adopted August 27, 2010

99.2	news release dated September 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Operating Officer and Director
Date: September 24, 2010